UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2017

RISE GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 – 1090 West Georgia Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6E 3V7

(Zip Code)

Registrant’s telephone number, including area code:  (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 8.01

Other Events.

On December 12, 2017, the Company announced that it expects to close a further tranche of the non-brokered private placement announced in its August 24, 2017 news release (the “Offering”) on Monday, December 18, 2017.  The Offering consists of units of the Company at a price of $0.15 per Unit where each Unit will consist of one share of the Company’s common stock and one non-transferable share purchase warrant exercisable into one additional share of common stock at a price of $0.25 per share for a period of two years from the date of issuance.  All securities issued pursuant to the Offering will be subject to statutory hold periods in accordance with applicable United States and Canadian securities laws, including a minimum six-month U.S. hold period.  The Company expects to use the proceeds from the Offering for, among other things, the continued advancement of the Idaho-Maryland Gold Project.  The Company may pay finder’s fees to eligible persons in accordance with applicable securities laws and regulatory policies.

The securities offered have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws and may not be offered or sold absent registration or compliance with an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.

Description

99.1

Press release dated December 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 12, 2017

RISE RESOURCES INC.

/s/ Cale Thomas
Cale Thomas
Chief Financial Officer